Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the combined financial statements of Columbia Pipeline Partners LP Predecessor dated September 26, 2014, appearing in the Prospectus, which is part of Registration Statement No. 333-198990 on Form S-1.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 11, 2015